Exhibit 99.1

Echo Therapeutics Announces First Quarter 2013 Financial Results

Philadelphia, PA – May 10, 2013 – Echo Therapeutics, Inc. (Nasdaq: ECTE), a company developing its needle-free Symphony® CGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system, today announced financial results for the quarter ended March 31, 2013.  Echo’s Quarterly Report on Form 10-Q, as filed with the SEC, will be available by visiting the Investors section of Echo’s website at www.echotx.com.

Recent Corporate Highlights

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In March, Echo was granted International Standards Organization (ISO) 13485:2003 certification of its quality system.  ISO 13485:2003 is an internationally recognized standard that prescribes consistent processes for the development, design and manufacturing of medical devices and represents an important step toward attaining European CE Mark approval.

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Echo completed a public offering of approximately 10.6 million, after expense, in February.  Echo also voluntarily prepaid the $3 million outstanding balance of its $20 million credit facility with Platinum-Montaur Life Sciences, LLC.

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Echo participated in various medical and investor conferences and symposia. In January, Echo presented data during a poster session at the Society of Critical Care Medicine’s (SCCM) Annual Meeting and, in February, Echo exhibited its Symphony CGM technology at the International Conference on Advanced Technologies & Treatments for Diabetes (ATTD).  In January, management presented to prospective corporate partners and investors at the Noble Financial Markets’ Ninth Annual Equity Conference and at the Biotech Showcase 2013 Conference.

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Echo appointed Robert F. Doman to its Board of Directors in March.  Mr. Doman brings over 30 years of executive level, international and domestic management, business development, sales and marketing, product development and strategic planning experience with specific concentrations in medical devices and pharmaceuticals.

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Echo announced that the U.S. Patent and Trademark Office (USPTO) issued U.S. Patent 8,386,027, “Skin Permeation Device for Analyte Sensing or Transdermal Drug Delivery,” for the skin permeation component of the Symphony CGM System.  Echo currently holds 8 U.S. patents and at least 70 foreign patents, and has at least 25 patent applications pending in the U.S. and foreign countries.

“Design freeze of our Symphony CGM System and the ISO 13485 certification of our quality management system in the first quarter validated the progress we made in 2012.  We are on track to conduct our multi-center CE Mark pivotal trial and to submit our CE Technical File in the near term,” commented Patrick T. Mooney, M.D., Chairman and Chief Executive Officer of Echo Therapeutics.  “With several important milestones still ahead, we look forward to increased shareholder value and commercializing Symphony in Europe later this year.”

First Quarter 2013 Financial Results

Echo’s net loss for the first quarter of 2013 was $7.0 million, or ($0.13) per share, compared to $3.0 million, or ($0.08) per share, for the first quarter of 2012.  Operating loss for the first quarter of 2013 was $5.5 million compared to $3.2 million for the first quarter of 2012.  Research and development expenses were $3.2 million for the first quarter of 2013 compared to $1.4 million in the prior year. Research and development expenses increased primarily as a result of greater engineering and design expenses incurred with outside contractors and personnel.  General and administration expenses were $2.3 million for the first quarter of 2013 versus $1.9 million in the prior year. The Company reported a cash balance of approximately $5.2 million as of March 31, 2013.

Conference Call

Management will host a conference call today starting at 9:00 AM EDT.  To listen in and/or participate in the call, please dial (877) 317-6789 and reference the conference number 10026357.  The archived audiocast will be available for fourteen days following the call by visiting the Events section of Echo's website at www.echotx.com.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless, transdermal continuous glucose monitoring system.  Our target is patients who could benefit from glucose monitoring in the hospital setting, including critical care.  Significant opportunity also exists for patients with diabetes to use Symphony in the outpatient setting.  Echo is also developing its needle-free skin preparation component of Symphony, the Prelude® SkinPrep System, as a platform technology to enhance drug delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
(215) 717-4104

Connect With Us:
- Visit our website at www.echotx.com
- Follow us on Twitter at www.twitter.com/echotx
- Join us on Facebook at www.facebook.com/echotx

Echo Therapeutics, Inc.
Condensed Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$5,170,251	$3,747,210
Cash restricted pursuant to letters of credit	657,463	407,463
Deferred financing costs, current portion	968,004	968,004
Prepaid expenses and other current assets	231,171	75,626
Total current assets	7,026,889	5,198,303
Net property and equipment (including assets under capitalized leases)	1,678,464	1,638,395
Intangible assets, net of accumulated amortization	9,625,000	9,625,000
Deferred financing costs, net of current portion	3,307,327	3,549,328
Restricted cash, deposits and other assets	10,566	10,566
Total assets	$21,648,246	$20,021,592

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,499,294	$2,319,219
Deferred revenue from licensing arrangements	67,671	90,228
Capital lease obligations, current portion	2,591	2,527
Derivative warrant liability	3,904,155	5,585,141
Accrued expenses and other liabilities	1,759,537	1,581,448
Total current liabilities	7,233,248	9,578,563
Deferred revenue, note payable and capital lease obligation, net of current portion	90,917	212,423
Total liabilities	7,324,165	9,790,986
Commitments
Stockholders' Equity:
Convertible preferred stock, Series C & D	30,160	30,160
Common stock	602,449	443,737
Additional paid-in capital	114,581,812	103,658,724
Accumulated deficit	(100,890,340)	(93,902,015)
Total stockholders' equity	14,324,081	10,230,606
Total liabilities and stockholders' equity	$21,648,246	$20,021,592

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2013	2012
Licensing revenue	$22,557	$30,927
Total revenues	22,557	30,927

Operating Expenses:
Research and development	3,219,723	1,391,645
Selling, general and administrative	2,299,447	1,859,404
Total operating expenses	5,519,170	3,251,049
Loss from operations	(5,496,613)	(3,220,122)

Other Income (Expense):
Interest income (expense), net	(3,172,698)	2,809
Gain on revaluation of derivative warrant liability	1,680,986	231,543
Other income (expense), net	(1,491,712)	234,352
Net loss	(6,988,325)	(2,985,770)
Net loss per common share, basic and diluted	$(0.13)	$(0.08)
Basic and diluted weighted average common shares outstanding	53,734,767	38,742,976

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